[Rubino & McGeehin Logo]       Rubino & McGeehin
                                   CHARTERED
                               __________________
                          Certified Public Accountants
                              6905 Rockledge Drive
                                   Suite 700
                         Bethesda, Maryland 20817-1818
                                  301-564-3636
Shareholders:                   FAX 301-564-2994              Member
Mark Bleweis                                            American Institute of
Craig A. Cartini                                    Certified Public Accountants
Margaret A. Detion                                     Division for CPA Firms-
A. Michael Cellman                                    SEC and Private Companies
Robert N. Gray                                            Practice Sections
William M. Kirne
Matthew R. Krafft
Patrick A. McGeehin
Louis J. Rubino, Jr.
Wiley R. Wright, III
                                  Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference on Form S-3 of Information Analysis Incorporated of our report dated March 7, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-KSB of Information Analysis Incorporated for the year ended December 31, 1996, and to the reference to our firm under the heading "Experts" in the Prospectus which is part of this Registration Statement.


January 13, 1998                       /s/ Rubino & McGeehin
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